Exhibit 99.1

Bumble Inc. Announces Third Quarter 2024 Results

Total Revenue Decreased 1% to $274 Million

Bumble App Revenue Decreased 1% to $220 Million

Bumble App Paying Users Increased 10% to 2.9 Million; Grew 52,000 Quarter Over Quarter

AUSTIN, Texas, November 6, 2024 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the third quarter ended September 30, 2024.

“We delivered on our financial objectives for the third quarter as we executed on our plans to reimagine Bumble App to enable the next generation of online-to-real-world connections,” said Lidiane Jones, CEO of Bumble Inc. “Our work is focused on strengthening our ecosystem, rolling out a rebalanced marketing approach to drive high-quality user growth, achieving a steady cadence of product releases, and evolving our revenue strategy to better align with customer value. Our work will take time, but our powerful brand, scale, technical infrastructure and healthy financial position provide us with a strong foundation to build toward our vision.”

Third Quarter 2024 Financial and Operational Highlights:

(All comparisons relative to the Third Quarter 2023)

•
Total Revenue decreased 0.7% to $273.6 million, compared to $275.5 million. This includes an unfavorable impact of $1.3 million from foreign currency movements year over year.
o
Bumble App Revenue decreased 0.7% to $220.2 million, compared to $221.8 million. This includes an unfavorable impact of $0.9 million from foreign currency movements year over year.
o
Badoo App and Other Revenue decreased 0.6% to $53.4 million, compared to $53.7 million. This includes an unfavorable impact of $0.4 million from foreign currency movements year over year.
•
Total Paying Users increased to 4.3 million, compared to 3.8 million.
•
Total Average Revenue per Paying User ("ARPPU") decreased to $21.17, compared to $23.42.
•
Net loss was $849.3 million, which includes $892.2 million of non-cash impairment charges, compared to net earnings of $23.1 million, or 8.4% of revenue.
•
Adjusted EBITDA was $82.6 million, or 30.2% of revenue, compared to $75.3 million, or 27.3% of revenue.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

“We reported total revenue and Bumble App revenue within our Q3 outlook ranges, while our team’s strong operational focus led to Adjusted EBITDA that exceeded our outlook,” said Anu Subramanian, CFO of Bumble Inc. “Operating with discipline and generating solid cash flow enabled us to continue to return cash to our shareholders, while allowing us to invest in key initiatives to drive our long-term growth plans for our business.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates and, for periods prior to the fourth quarter of 2023, excluding paying users and revenue generated from Fruitz. Beginning in the fourth quarter of 2023, paying users and revenue generated from Fruitz are included in our key operating metrics. Prior period information and key operating metrics have not been recast to include paying users and revenue generated from Fruitz. Geneva is a non-revenue generating app as of September 30, 2024 and excluded from our key operating metrics. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
Bumble App Paying Users	2,869.3	2,604.9
Badoo App and Other Paying Users	1,386.2	1,215.6
Total Paying Users	4,255.5	3,820.5
Bumble App Average Revenue per Paying User	$25.58	$28.38
Badoo App and Other Average Revenue per Paying User	$12.03	$12.79
Total Average Revenue per Paying User	$21.17	$23.42

Balance Sheet:

As of September 30, 2024, total cash and cash equivalents were $252.1 million and total debt was $618.0 million.

The Company concluded that it was necessary to perform an interim impairment test as of September 30, 2024, primarily as a result of a sustained decline in the Company's stock price and market capitalization. Based on the results of the test, we recognized non-cash impairment charges of $892.2 million during the three months ended September 30, 2024.

Share Repurchase Program:

During the third quarter of 2024, the Company repurchased $89.7 million of shares of Class A common stock under our previously announced $450.0 million share repurchase program.

In October 2024, the Company repurchased $30.0 million of shares of Class A common stock.

As of October 31, 2024, a total of $89.0 million remained available for repurchase under the program, subject to an approximately 3.1 million share repurchase limit which may be increased pursuant to authorization from the Company’s Board of Directors.

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth which is growth in GAAP net earnings (loss) as a percentage of revenue has not been provided for the outlook included herein as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates the following for the fourth quarter ending December 31, 2024 and full year ending December 31, 2024:

Fourth Quarter 2024:

•
Total Revenue in the range of $256 million to $262 million, which includes:
o
Bumble App Revenue of $207 million to $211 million.
•
Adjusted EBITDA of $70 million to $73 million.

Full Year 2024:

•
Total Revenue in the range of $1,066 million to $1,072 million, which includes:
o
Bumble App Revenue of $861 million to $865 million.
•
Adjusted EBITDA margin growth of at least 200 basis points.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its third quarter 2024 financial results at 4:30 p.m. Eastern Time today, November 6, 2024. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates and, for periods prior to the fourth quarter of 2023, excluding paying users and revenue generated from Fruitz. Beginning in the fourth quarter of 2023, paying users and revenue generated from Fruitz are included in our key operating metrics. Geneva is a non-revenue generating app as of September 30, 2024 and excluded from our key operating metrics.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a user that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and costs associated with our restructuring plan, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted

EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and restructuring costs.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, our financial performance, our industry and our business and other non-historical statements, including without limitation statements related to our strategic plans and initiatives (including our marketing approach, product releases and revenue strategy) and the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing users or attract new users and to convert users to paying users (including as a result of shifts in strategy)
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
our ability to maintain the value and reputation of our brands
•
risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents

•
challenges with properly managing the use of artificial intelligence
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
our substantial indebtedness
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of Blackstone and our Founder
•
the risk that we may experience impairments to our goodwill and intangible assets as a result of a number of factors, some of which are beyond our control
•
the risk that our recent global workforce reduction and restructuring of our operations may not generate their intended benefits to the extent or as quickly as anticipated
•
our ability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•
changes in business or macroeconomic conditions, including the impact of lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events, political unrest (which may be heightened in a U.S. presidential election year), armed conflicts, including conflicts in Eastern Europe and the Middle East, widespread health emergencies or pandemics and measures taken in response, extreme weather events or natural disasters
•
foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Bumble For Friends, Badoo, Fruitz and Official. The Bumble platform enables people to build healthy and equitable relationships, through Kind Connections. Founded by Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Date mode), friendship (BFF Mode) and professional networking (Bizz mode). Bumble For Friends app is a friendship app where people in all stages of life can meet people nearby and create meaningful platonic connections. Badoo, which was founded in 2006, was one of the pioneers of web and mobile free-to-use dating products. Fruitz, founded in 2017, encourages honesty and transparency by sharing dating intentions from the first touch point. Official, founded in 2020, is an app that is intended to help couples build healthy and lasting habits in their romantic relationships.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$252,057	$355,642
Accounts receivable (net of allowance of $624 and $648, respectively)	102,547	102,677
Other current assets	28,725	34,732
Total current assets	383,329	493,051
Right-of-use assets	13,303	15,425
Property and equipment (net of accumulated depreciation of $21,463 and $15,831, respectively)	8,974	12,462
Goodwill	1,389,002	1,585,750
Intangible assets, net	764,406	1,484,290
Deferred tax assets, net	22,558	27,029
Other noncurrent assets	7,840	7,120
Total assets	$2,589,412	$3,625,127
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$6,830	$4,611
Deferred revenue	45,329	48,749
Accrued expenses and other current liabilities	125,083	185,799
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	182,992	244,909
Long-term debt, net	612,231	615,176
Deferred tax liabilities, net	975	5,673
Payable to related parties pursuant to a tax receivable agreement	412,958	407,389
Other long-term liabilities	13,393	14,707
Total liabilities	1,222,549	1,287,854
Commitments and contingencies
Shareholders’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 139,851,829 shares issued and 112,557,526 shares outstanding as of September 30, 2024; 138,520,102 shares issued and 130,687,629 shares outstanding as of December 31, 2023)	1,398	1,385
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	—	—
Additional paid-in capital	1,749,314	1,772,449
Treasury stock (27,294,303 and 7,832,473 shares as of September 30, 2024 and December 31, 2023, respectively)	(266,045)	(73,764)
Accumulated deficit	(705,271)	(144,084)
Accumulated other comprehensive income	73,166	79,029
Total Bumble Inc. shareholders’ equity	852,562	1,635,015
Noncontrolling interests	514,301	702,258
Total shareholders’ equity	1,366,863	2,337,273
Total liabilities and shareholders’ equity	$2,589,412	$3,625,127

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Revenue	$273,605	$275,510	$809,995	$778,193
Operating costs and expenses:
Cost of revenue	79,552	80,049	240,882	227,366
Selling and marketing expense	63,549	68,848	194,728	197,767
General and administrative expense	33,251	48,577	90,436	141,706
Product development expense	24,880	30,909	76,602	100,294
Depreciation and amortization expense	18,312	17,127	52,542	50,825
Impairment loss	892,248	—	892,248	—
Total operating costs and expenses	1,111,792	245,510	1,547,438	717,958
Operating earnings (loss)	(838,187)	30,000	(737,443)	60,235
Interest expense, net	(9,809)	(5,256)	(27,809)	(16,585)
Other income (expense), net	2,898	252	3,815	(6,278)
Income (loss) before income taxes	(845,098)	24,996	(761,437)	37,372
Income tax provision	(4,161)	(1,872)	(16,263)	(7,228)
Net earnings (loss)	(849,259)	23,124	(777,700)	30,144
Net earnings (loss) attributable to noncontrolling interests	(236,060)	6,453	(216,513)	8,331
Net earnings (loss) attributable to Bumble Inc. shareholders	$(613,199)	$16,671	$(561,187)	$21,813
Net earnings (loss) per share attributable to Bumble Inc. shareholders
Basic earnings (loss) per share	$(5.11)	$0.12	$(4.53)	$0.16
Diluted earnings (loss) per share	$(5.11)	$0.12	$(4.53)	$0.16

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Cash flows from operating activities:
Net earnings (loss)	$(849,259)	$23,124	$(777,700)	$30,144
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Impairment loss	892,248	—	892,248	—
Depreciation and amortization expense	18,312	17,127	52,542	50,825
Changes in fair value of interest rate swaps	8,687	3,796	6,995	9,029
Changes in fair value of contingent earn-out liability	(2,689)	(11,308)	(22,032)	(24,241)
Non-cash lease expense	815	893	2,598	2,640
Tax receivable agreement liability remeasurement expense	721	—	951	—
Deferred income tax	(1,172)	(3,364)	314	(8,880)
Stock-based compensation expense	10,158	21,528	12,273	83,660
Net foreign exchange difference	7,357	(2,973)	8,015	(3,300)
Other, net	(13,196)	(21,460)	(15,655)	1,240
Changes in assets and liabilities:
Accounts receivable	(1,400)	(1,778)	1,262	(32,759)
Other current assets	2,286	472	(1,659)	(1,784)
Accounts payable	1,098	(2,770)	2,258	2,464
Deferred revenue	(1,373)	1,195	(3,420)	3,149
Legal liabilities	(816)	19,725	(26,044)	1,475
Lease liabilities	(276)	(1,009)	(1,028)	(2,991)
Accrued expenses and other current liabilities	21,345	18,993	(3,652)	7,664
Other, net	648	378	573	334
Net cash provided by operating activities	93,494	62,569	128,839	118,669
Cash flows from investing activities:
Capital expenditures	(1,619)	(3,559)	(6,150)	(12,769)
Acquisition of business, net of cash acquired	—	57	—	(9,820)
Acquisition of intangible assets	(17,435)	—	(17,435)	—
Net cash used in investing activities	(19,054)	(3,502)	(23,585)	(22,589)
Cash flows from financing activities:
Repayment of term loan	(1,438)	(1,438)	(4,313)	(4,313)
Distributions paid to noncontrolling interest holders	(2,259)	(46)	(7,877)	(19,287)
Share repurchases	(89,735)	—	(151,843)	(20,890)
Purchase of Common Units	(29)	—	(22,184)	—
Withholding tax paid on behalf of employees on stock-based awards	(1,343)	(2,171)	(9,590)	(13,865)
Payments on tax receivable agreement	(11,942)	—	(11,942)	—
Net cash used in financing activities	(106,746)	(3,655)	(207,749)	(58,355)
Effects of exchange rate changes on cash and cash equivalents	(2,660)	2,419	(1,443)	(2,117)
Net increase (decrease) in cash and cash equivalents and restricted cash	(34,966)	57,831	(103,938)	35,608
Cash and cash equivalents and restricted cash, beginning of the period	290,230	384,819	359,202	407,042
Cash and cash equivalents and restricted cash, end of the period	255,264	442,650	255,264	442,650
Less restricted cash	(3,207)	(3,466)	(3,207)	(3,466)
Cash and cash equivalents, end of the period	$252,057	$439,184	$252,057	$439,184

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Net earnings (loss)	$(849,259)	$23,124	$(777,700)	$30,144
Add back:
Income tax provision	4,161	1,872	16,263	7,228
Interest expense, net	9,809	5,256	27,809	16,585
Depreciation and amortization expense	18,312	17,127	52,542	50,825
Stock-based compensation expense	10,158	21,528	12,273	83,660
Employer costs related to stock-based compensation (1)	441	1,003	2,390	4,025
Litigation costs, net of insurance reimbursements (2)	959	16,323	9,695	24,874
Foreign exchange gain (3)	(12,143)	(3,905)	(11,515)	(2,439)
Changes in fair value of interest rate swaps (4)	8,687	3,796	6,995	9,029
Restructuring costs (5)	582	—	20,355	—
Transaction and other costs (6)	583	463	1,297	1,994
Changes in fair value of contingent earn-out liability	(2,689)	(11,308)	(22,032)	(24,241)
Changes in fair value of investments in equity securities	(20)	2	26	178
Tax receivable agreement liability remeasurement expense (7)	721	—	951	—
Impairment loss (8)	892,248	—	892,248	—
Adjusted EBITDA	$82,550	$75,281	$231,597	$201,862
Net earnings (loss) margin	(310.4)%	8.4%	(96.0)%	3.9%
Adjusted EBITDA margin	30.2%	27.3%	28.6%	25.9%

Net cash provided by operating activities	$93,494	$62,569	$128,839	$118,669
Less:
Capital expenditures	(1,619)	(3,559)	(6,150)	(12,769)
Free cash flow	$91,875	$59,010	$122,689	$105,900
Operating cash flow conversion	*	270.6%	*	393.7%
Free cash flow conversion	111.3%	78.4%	53.0%	52.5%

* Not meaningful

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs, net of insurance proceeds associated with pending litigations or settlements of litigation that arise outside of the ordinary course of business.
(3)
Represents foreign exchange gain due to foreign currency transactions.
(4)
Represents fair value loss on interest rate swaps.
(5)
Represents costs associated with the restructuring plan announced in February 2024, such as severance, benefits and other related costs.
(6)
Represents transaction costs related to acquisitions and secondary offerings such as legal, accounting, advisory fees and other related costs.
(7)
Represents recognized adjustments to the tax receivable agreement liability.
(8)
Represents impairment charges to indefinite-lived intangible assets, the Fruitz asset group and goodwill in 2024.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Cost of revenue	$45	$542	$364	$2,800
Selling and marketing expense	490	2,469	(2,328)	7,191
General and administrative expense	7,781	10,352	14,167	44,029
Product development expense	1,842	8,165	70	29,640
Total stock-based compensation expense	$10,158	$21,528	$12,273	$83,660

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Cost of revenue GAAP	$79,552	$80,049	$240,882	$227,366
Stock-based compensation expense	(45)	(542)	(364)	(2,800)
Employer costs related to stock-based compensation	(19)	(42)	(113)	(197)
Restructuring costs	35	—	(971)	—
Transaction and other costs	(279)	—	(423)	—
Cost of revenue non-GAAP	$79,244	$79,465	$239,011	$224,369

(In thousands)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Selling and marketing expense GAAP	$63,549	$68,848	$194,728	$197,767
Stock-based compensation expense	(490)	(2,469)	2,328	(7,191)
Employer costs related to stock-based compensation	(25)	(72)	(229)	(309)
Restructuring costs	3	—	(3,244)	—
Selling and marketing expense non-GAAP	$63,037	$66,307	$193,583	$190,267

(In thousands)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
General and administrative expense GAAP	$33,251	$48,577	$90,436	$141,706
Changes in fair value of contingent earn-out liability	2,689	11,308	22,032	24,241
Litigation costs, net of insurance proceeds	(959)	(16,323)	(9,695)	(24,874)
Stock-based compensation expense	(7,781)	(10,352)	(14,167)	(44,029)
Employer costs related to stock-based compensation	(208)	(193)	(819)	(1,239)
Restructuring costs	(22)	—	(6,094)	—
Transaction and other costs	44	(463)	(526)	(1,994)
General and administrative expense non-GAAP	$27,014	$32,554	$81,167	$93,811

(In thousands)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Product development expense GAAP	$24,880	$30,909	$76,602	$100,294
Stock-based compensation expense	(1,842)	(8,165)	(70)	(29,640)
Employer costs related to stock-based compensation	(189)	(696)	(1,229)	(2,280)
Restructuring costs	(598)	—	(10,046)	—
Transaction and other costs	(348)	—	(348)	—
Product development expense non-GAAP	$21,903	$22,048	$64,909	$68,374

(In thousands)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Total operating costs and expenses GAAP	$1,111,792	$245,510	$1,547,438	$717,958
Impairment loss	(892,248)	—	(892,248)	—
Depreciation and amortization expense	(18,312)	(17,127)	(52,542)	(50,825)
Changes in fair value of contingent earn-out liability	2,689	11,308	22,032	24,241
Litigation costs, net of insurance proceeds	(959)	(16,323)	(9,695)	(24,874)
Stock-based compensation expense	(10,158)	(21,528)	(12,273)	(83,660)
Employer costs related to stock-based compensation	(441)	(1,003)	(2,390)	(4,026)
Restructuring costs	(582)	—	(20,355)	—
Transaction and other costs	(583)	(463)	(1,297)	(1,994)
Total operating costs and expenses non-GAAP	$191,198	$200,374	$578,670	$576,820